EXHIBIT 15.1

October 29, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	The Goldman Sachs Group, Inc.
Registration Statements on Form S-8
(No. 333-80839)
(No. 333-42068)
(No. 333-106430)
(No. 333-120802)
(No. 333-235973)

Registration Statements on Form S-4
(No. 333-260413)

Registration Statements on Form S-3
(No. 333-253421)

Commissioners:

We are aware that our report dated October 29, 2021 on our review of the consolidated balance sheet of The Goldman Sachs Group, Inc. and its subsidiaries (the Company) as of September 30, 2021, and the related consolidated statements of earnings, comprehensive income and changes in shareholders’ equity for the three and nine months ended September 30, 2021 and 2020, and the consolidated statements of cash flows for the nine months ended September 30, 2021 and 2020 included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2021 is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933 (the Act), such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ PricewaterhouseCoopers LLP